                                                                  Exhibit 4.1(g)



          THIS DOCUMENT IS SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST
       PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934,
                                   AS AMENDED


                            AMENDMENT AGREEMENT NO. 7
                             TO CREDIT AGREEMENT AND
                      EQUITY APPRECIATION RIGHTS AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Amendment Agreement") is made and entered into as of this 18th day of February, 2003, by and among INSTEEL INDUSTRIES, INC., a North Carolina corporation (herein called the "Borrower"), BANK OF AMERICA, N.A., a national banking association (the "Agent"), as Agent for the lenders (the "Lenders") party to the Credit Agreement dated January 31, 2000 as amended by the Amendment Agreement No. 1 to Credit Agreement dated January 12, 2001, by the Supplement to Amendment Agreement No. 1 to the Credit Agreement effective January 12, 2001, by the Amendment Agreement No. 2 to Credit Agreement dated May 21, 2001, by Amendment Agreement No. 3 to Credit Agreement dated August 9, 2001, by Amendment Agreement No. 4 to Credit Agreement dated November 16, 2001, by Amendment Agreement No. 5 to Credit Agreement dated January 28, 2002 and by Amendment Agreement No. 6 to Credit Agreement and Equity Appreciation Rights Agreement dated May 10, 2002 (collectively the "Agreement"), and the Equity Appreciation Rights Agreement dated May 21, 2001 (the "EAR Agreement"), among the Borrower, the Agent, and the Lenders, and the UNDERSIGNED LENDERS.


                              W I T N E S S E T H:


         WHEREAS, the parties hereto have entered into the Agreement pursuant to which the Lenders have agreed to make loans to the Borrower as evidenced by the Notes (as defined in the Agreement) and to issue Letters of Credit for the benefit of the Borrower; and

         WHEREAS, as a condition to the making of the loans pursuant to the Agreement the Lenders have required that the Subsidiaries of the Borrower guarantee payment of all Obligations of the Borrower arising under the Agreement; and

         WHEREAS, the Borrower and the Lender wish to divide the existing Term Loan to a term loan A and a term loan B;

         WHEREAS, the Borrower has requested that the Lenders further amend the Agreement and amend the EAR Agreement in the manner described herein; and

         WHEREAS, the Lenders are willing to further amend the Agreement and amend the EAR Agreement subject to the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Agent and the Lenders do hereby agree as follows:

         1. Definitions. The term "Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the Agreement as hereinafter amended and modified. The term "EAR Agreement" as used herein and in the Loan Documents (as defined in the Agreement) shall mean the EAR Agreement as hereinafter amended and modified. Unless the context otherwise requires, other than paragraph 3, all terms used herein without definition shall have the definition provided therefor in the Agreement. Unless the context requires otherwise, all terms used herein in paragraph 3 without definition shall have the definition provided therefor in the EAR Agreement.

         2. Amendment to Agreement. Subject to the conditions set forth herein, the Agreement is hereby amended, effective as of the date of this Amendment No. 7 as follows:

                  (a) Section 1.1 is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

                           "`Amendment No. 7' means Amendment Agreement No. 7 to
                  Credit Agreement and Equity Appreciation Rights Agreement which Amendment No. 7 is dated February 18, 2003."

                           "`Existing Term Loan' means that certain term loan
                  advanced to the Borrower on the Closing Date pursuant to the Agreement in the original principal amount of $80,000,000."

                           "`Term Loan A' means that portion of the Existing
                  Term Loan converted to the Term Loan A Facility in accordance with Section 2.1."

                           "'Term Loan A Commitment' means, with respect to each
                  Lender, the Obligation of such Lender to convert a portion of the Existing Term Loan to Term Loan A in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan A Commitment as set forth on Exhibit A."

                           "`Term Loan A Facility' means the facility
                  described in Section 2.1 providing for the Term Loan A to the Borrower by the Lenders in the original principal amount of $28,460,000."

                           "`Term Loan A Outstandings' means, as of any date
                  of determination, the aggregate principal amount of the Term Loan A then outstanding and all interest accrued thereon."

                           "`Term Loan B' means that portion of the Existing
                  Term Loan converted to the Term Loan B Facility in accordance with Section 2.1."

                           "'Term Loan B Commitment' means, with respect to each
                  Lender, the Obligation of such Lender to convert a portion of the Existing Term Loan to Term Loan B in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Term Loan Commitment as set forth on Exhibit A."

                           "'Term Loan B Facility' means the facility described
                  in Section 2.1 providing for a Term Loan B to the Borrower by the Lenders in the original principal amount of $13,000,000."

                           "'Term Loan B Outstandings' means, as of any date of
                  determination, the aggregate principal amount of the Term Loan B then outstanding and all interest accrued thereon."

                           "'Total Term Loan A Commitment' means a principal
                  amount equal to $28,460,000."

                           "'Total Term Loan B Commitment' means a principal
                  amount equal to $13,000,000."

                  (b) The definition of "Applicable Margin" in Section 1.1 is hereby further amended in its entirety so that as amended it shall read as follows:

                           "'Applicable Margin' means (a) with respect to the
                  Revolving Credit Facility, the following percentages per annum based upon the Consolidated Leverage Ratio for the Applicable Period as set forth in the most recent compliance certificate received by the Agent:

                       Pricing                                     Applicable
                        Level        Consolidated Leverage Ratio     Margin
                        -----        ---------------------------   -----------
                          1                    < 4.00:1              2.00%
                                               -
                          2             >4.00:1 but < 4.50:1         2.50%
                                                    -
                          3              >4.50:1 but < 5.00:1        3.00%
                                                     -
                          4                    >5.00:1               3.50%

                                    Any increase or decrease in the Applicable
                                    Margin resulting from a change in the
                                    Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a compliance certificate is delivered pursuant to Section 9.1(a); provided, however, that if a compliance certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such compliance certificate was required to have been delivered; and

                           (b) with respect to the Term Loan Facility, 4% per annum."

                  (c) The definition of "Excess EBITDA" in Section 1.1 is amended so that the chart describing the Applicable Period and Amount contained in such definition is replaced in its entirety as follows:

                  "Applicable Period                 Amount
                  ------------------                 ------
                  Fiscal Year ending                 $15,081,000
                  September 27, 2003"

                  (d)      The definition of "Stated Termination Date" in
         Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Stated Termination Date' means March 31, 2004."

                  (e) The definition of "Term Loan" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Term Loan' means, collectively, the aggregate of the Term Loan A and the Term Loan B made pursuant to the Term Loan Facility."

                  (f)      The definition of "Term Loan Commitment" in Section
         1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "'Term Loan Commitment' means the aggregate of the
                  Term Loan A Commitment and the Term Loan B Commitment."

                  (g) The definition of "Term Loan Facility" in Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Term Loan Facility' means, collectively, the Term Loan A Facility and the Term Loan B Facility."

                  (h)      The definition of "Term Loan Maturity Date" in
         Section 1.1 is hereby amended in its entirety so that as amended it shall read as follows:

                           "`Term Loan Maturity Date' means March 31, 2004."

                  (i)      The definition of "Term Loan Outstandings" in Section
         1.1 is hereby amended in its entirety to that as amended it shall read as follows:

                           "`Term Loan Outstandings' means, as of any date of
                  determination, the aggregate principal amount of the Term Loan A Outstandings and the Term Loan B Outstandings."

                  (j) Section 2.1(c) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(c)     Payment of Principal. The principal amount
                  of the Term Loan shall be repaid in monthly installments on the dates and in the amounts set forth below:

                             Date                              Amount
                             ----                              ------
                       February 28, 2003                      $200,000
                       March 31, 2003                         $200,000
                       April 30, 2003                         $300,000
                       May 31, 2003                           $300,000
                       June 30, 2003                          $300,000
                       July 31, 2003                          $400,000
                       August 31, 2003                        $400,000
                       September 30, 2003                     $400,000
                       October 31, 2003                       $150,000
                       November 30, 2003                      $150,000
                       December 31, 2003                      $150,000
                       January 31, 2004                       $250,000
                       February 29, 2004                      $250,000

                  provided, however, that such payments of principal shall be applied (i) to Term Loan B until Term Loan B is paid in full, and (ii) in the event that Term Loan B has been fully repaid, to Term Loan A until Term Loan A is paid in full, and provided further, however, that the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date."

                  (k) Section 2.1 is further amended to add the following clause (f) to read in its entirety as follows:

                           "(f)     Term Loan Division. Subject to the terms and
                  conditions of this Agreement, the Existing Term Loan made to the Borrower pursuant to Sections 2.1(a) and (b) is divided as of the date of Amendment No. 7 into Term Loan A and Term Loan
                  B. No additional Advances of the Existing Term Loan or Advances of Term Loan A or Term Loan B shall be made by any Lender. All Collateral which secured the Existing Term Loan shall continue to secure Term Loan A and Term Loan B. The principal amount of each Segment of the Term Loan A and the Term Loan B outstanding hereunder from time to time shall bear interest and the Term Loan A and Term Loan B shall be repayable as herein provided. No amount of either of the Term Loan A or the Term Loan B repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan A or Term Loan B amounts shall be made by any Lender.

                  (l) Section 2.1 is further amended to add the following clause (g) to read in its entirety as follows:

                           "(g)     Payment of Term Loan Principal.
                  Notwithstanding anything contained to the contrary herein, any payment of principal of the Term Loan, other than as expressly provided in Section 2.1(c), (whether by mandatory or optional prepayment or otherwise) shall be applied as follows: (i) to installments of principal of Term Loan B in inverse order of their maturities (as adjusted to give effect to any prior payments or prepayments of principal), and (ii) in the event that Term Loan B has been fully repaid, to installments of principal of Term Loan A in inverse order of their maturities (as adjusted to give effect to any prior payments or prepayments of principal).

                  (m) Section 4.6 is hereby amended to add the following clause (f) to read as follows:

                           "(f)     Utilization Fee. Commencing on June 30,
                  2003, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based upon their Applicable Commitment Percentage, a utilization fee equal to three quarters percent (.75%) of the Term Loan B Outstandings at the end of each fiscal quarter. Such payment shall be due within fifteen (15) days of the end of each fiscal quarter."

                  (n) Section 9.1 is amended to delete the "and" at the end of clause (i), to delete the "." at the end of clause (j) and add a "; and" in replacement thereof, and to add a new subsection (k) to read as follows:

                           "(k)     as soon as practical and in any event within
                  15 days after the end of each month deliver to the Agent a certificate showing the computation of Consolidated EBITDA and Consolidated Net Worth for the month then ended and demonstrating compliance with Section 10.1(b)."

                  (o) Section 10.1(b) is amended in its entirety so that as amended it shall read as follows:

                           "(b)     Consolidated EBITDA. Permit Consolidated
                  EBITDA for each of the Applicable Periods ending on the dates set forth below to be less than the amount set forth opposite each such date:

                            APPLICABLE PERIOD               AMOUNT
                            ------------------              ------
                            March 1, 2003                 $1,351,000
                            March 29, 2003                 2,253,000
                            May 3, 2003                    3,254,000
                            May 31, 2003                   3,447,000
                            June 28, 2003                  3,603,000

                            APPLICABLE PERIOD               AMOUNT
                            ------------------              ------
                            August 2, 2003                 3,675,000
                            August 30, 2003                3,823,000
                            September 27, 2003             3,749,000
                            November 1, 2003               4,379,000
                            November 29, 2003              3,421,000
                            December 27, 2003              2,630,000
                            January 31, 2004               1,380,000
                            February 28, 2004              1,728,000


                  (p) Section 10.3 is hereby amended in its entirety so that as amended it shall read as follows:

                  "10.3 Capital Expenditures. Make or become committed to make Capital Expenditures which exceed in the aggregate (i) $1,750,000 for the Fiscal Year 2003 plus, in the event that Consolidated EBITDA exceeds $13,710,000 for Fiscal Year 2003, the amount of such excess up to an additional $1,150,000 of Capital Expenditures for the Fiscal Year 2003; provided, however, that Capital Expenditures for the Fiscal Year 2003 shall not exceed $2,900,000 in the aggregate, and (ii) thereafter, $1,750,000 for each Fiscal Year."

         3. Amendment to EAR Agreement. Subject to the conditions set forth herein, the EAR Agreement is hereby amended, effective as of the date of this Amendment No. 7 as follows:

                  (a) Section 1.01 is hereby amended by adding the following new definition thereto in the appropriate alphabetical order:

                           "Amendment No. 7" means Amendment Agreement No. 7
                  to Credit Agreement and Equity Appreciation Rights Agreement which Amendment No. 7 is dated February 18, 2003."

                  (b) The definition of "Exercise Period" in Section 1.01 is hereby amended in its entirety so that as amended it shall read as follows:

                           "Exercise Period" means the period (a) beginning and
                  ending in the case of Section 2.02(b) and (c), upon payment in full of all the Loans or (b) beginning on the earlier to occur of (i) December 31, 2003 or (ii) occurrence of an Event of Default under the Credit Agreement and ending on December 31, 2005;"

                  (c) Section 2.02(b) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(b)     In the event all Obligations (as defined in
                  the Credit Agreement) have been paid in full by September 30, 2003 and the Facility

                  Termination Date (as defined in the Credit Agreement) shall have occurred by September 30, 2003, the Rights Fee shall be [*];"

                  (e) Section 2.02(c) is hereby amended in its entirety so that as amended it shall read as follows:

                           "(c)     In the event all Obligations (as defined in
                  the Credit Agreement) have not been paid in full by September 30, 2003 but are paid in full by December 31, 2003 and the Facility Termination Date (as defined in the Credit Agreement) shall have occurred by December 31, 2003, the Rights Fee shall be in a maximum amount of [*] but in no event less than the greater of:

                                     (i)  [*]; or

                                    (ii)  [*]; and"

         4. Subsidiary Consents. Each Subsidiary of the Borrower that has delivered a Guaranty to the Agent has joined in the execution of this Amendment Agreement for the purpose of (i) agreeing to the amendment to the Agreement and
(ii) confirming its guarantee of payment of all the Obligations.

         5. Representations and Warranties. The Borrower hereby represents, warrants and covenants that:

                  (a) The representations and warranties made by Borrower in Article VIII of the Agreement are true on and as of the date hereof except that the financial statements referred to in Section 8.6(a) shall be those most recently furnished to each Lender pursuant to
         Section 9.1;

                  (b) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since December 31, 2002, other than changes in the ordinary course of business, none of which has been a material adverse change;

                  (c) The business and properties of the Borrower and its Subsidiaries are not and have not been adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts;

                  (d) After giving effect to this Amendment Agreement (including the waivers by the Lenders set forth herein), no event has occurred and no condition




[*] Confidential portion has been omitted and filed separately with the Commission.

         exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement, the Notes or any other Loan Document either immediately or with the lapse of time or the giving of notice, or both; and

                  (e)      [*].

         6. Amendment Fees. Borrower reaffirms its obligations to pay an amendment fee of [*] with respect to Amendment No. 6 which is due and payable on April 30, 2003. Borrower further agrees to pay an amendment fee with respect to this Amendment Agreement of [*] (which is deemed fully earned as of the date hereof) which is due and payable on January 31, 2004. In the event all Obligations have been paid in full and the Facility Termination Date has occurred prior to January 31, 2004, payment of the amendment fee due with respect to this Amendment Agreement shall be waived.

         7. Extension Fee. Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based upon their Applicable Commitment Percentage, an extension fee equal to one-eighth percent (.125%) of the Total Outstandings on the date of this Amendment Agreement, which extension fee shall be fully earned and due and payable on the date hereof.

         8. Conditions. This Amendment Agreement shall become effective upon the Borrower delivering or causing to be delivered to the Agent the following:

                  (i) five (5) counterparts of this Amendment Agreement duly executed by the Borrower, the Agent and the Required Lenders and consented to by each of the Subsidiaries;

                  (ii) copy of resolutions adopted by the Board of Directors of the Borrower and each Guarantor approving this Amendment Agreement and authorizing its execution certified by the Secretary or Assistant Secretary to be a true and correct copy duly adopted; and

                  (iii) all other fees and expenses, including the Agent's fees, due in connection with this Amendment Agreement.

         9. Acknowledgment; Release. The Borrower and the Guarantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Agreement and any other Loan Documents which evidence, guaranty or secure the Obligations. The Borrower and the Guarantors hereby release and forever discharge the Agent, the Lenders and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and






[*] Confidential portion has been omitted and filed separately with the Commission.

obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

         10. Costs and Expenses. The Borrower agrees to pay all costs and expenses associated with the preparation, due diligence, administration and enforcement of all documentation executed in connection with the Amendment Agreement, including without limitation, the legal fees and out-of-pocket expenses of counsel to the Agent. The Borrower also agrees to pay the expenses of the Agent and the Lenders in connection with Collateral review, field audits and retention of consultants.

         11. Entire Agreement. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, conditions, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and no one of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         12. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                    BORROWER:

                                    INSTEEL INDUSTRIES, INC.
WITNESS:

/s/ Sheila M. Spencer
------------------------------      By: /s/ Michael C. Gazmarian
Print Name: Sheila M. Spencer          ----------------------------------------
           -------------------
                                    Name: Michael C. Gazmarian
                                         --------------------------------------

                                    Title: CFO and Treasurer
                                          -------------------------------------
/s/ Angelia H. Ramey
-----------------------------
Print Name: Angelia H. Ramey
           ------------------

                                            GUARANTORS:

                                            INSTEEL WIRE PRODUCTS COMPANY
                                            INTERCONTINENTAL METALS CORPORATION


WITNESS:

/s/ Sheila M. Spencer
------------------------------      By: /s/ Michael C. Gazmarian
Print Name: Sheila M. Spencer          ----------------------------------------
           -------------------
                                    Name: Michael C. Gazmarian
                                         --------------------------------------

                                    Title: CFO and Treasurer
                                          -------------------------------------
/s/ Angelia H. Ramey
-----------------------------
Print Name: Angelia H. Ramey
           ------------------

                                BANK OF AMERICA, N.A., as Agent for the Lenders



                                By: /s/ Michael J. Fey
                                   --------------------------------------------
                                Name: Michael J. Fey
                                     ------------------------------------------
                                Title: Senior Vice President
                                      -----------------------------------------



                                BANC OF AMERICA STRATEGIC SOLUTIONS,
                                INC., as a Lender



                                By: /s/ Michael J. Fey
                                   --------------------------------------------
                                Name: Michael J. Fey
                                     ------------------------------------------
                                Title: Senior Vice President
                                      -----------------------------------------

                                BRANCH BANKING AND TRUST COMPANY



                                By: /s/ Richard C.F. Spencer
                                   --------------------------------------------
                                Name: Richard C.F. Spencer
                                     ------------------------------------------
                                Title: Senior Vice President
                                      -----------------------------------------

                                WACHOVIA BANK, NATIONAL
                                ASSOCIATION,



                                By: /s/ Elizabeth D. Morris
                                   --------------------------------------------
                                Name: Elizabeth D. Morris
                                     ------------------------------------------
                                Title: Director
                                      -----------------------------------------

                             PNC BANK, N.A., as successor in interest to National Bank of Canada, a Canadian chartered bank



                             By: /s/ Jay Stein
                                --------------------------------------------
                             Name: Jay Stein
                                  ------------------------------------------
                             Title: Vice President
                                   -----------------------------------------